EXHIBIT 99.1
575 Maryville Centre Drive St. Louis, Missouri 63141, USA www.solutia.com
FOR IMMEDIATE RELEASE	NEWS

Media: Melissa Zona +1.314.674.5555 Investors: Susannah Livingston +1.314.674.8914

Solutia Inc. Announces Investor Day on

December 15, 2011 in New York City

ST. LOUIS, December 1, 2011 -- Solutia Inc. (NYSE: SOA), a leading global performance materials and specialty chemicals company, will host an investor day on Thursday, December 15, 2011 from 8:00 a.m. to 1:00 p.m. Eastern time at the St. Regis hotel in New York City.

Jeffry N. Quinn, chairman, president and chief executive officer, will join key members of the global executive and operating team to review the company’s accomplishments, strategic goals and growth initiatives.  Click here for the agenda and additional information.

A live webcast of the event and slides will be available through the Investors section of Solutia’s web site: www.solutia.com.  The phone number for the webcast event is 800-901-5218 (U.S.) or 617-786-4511 (International), and the pass code is 95216388.  Participants are encouraged to dial in 10 minutes early, to pre-register for the webcast event click here.  Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access to the conference by bypassing the operator upon connection.  A replay of the event will be available through www.solutia.com or by calling 888-286-8010 (U.S.) or 617-801-6888   (International) and entering the pass code 32644782.
###

Notes to Editor:  SOLUTIA and Radiance Logo™ and all other trademarks listed below are trademarks of Solutia Inc. and/or its affiliates.

Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Corporate Profile
Solutia is a market-leading performance materials and specialty chemicals company. The company focuses on providing solutions for a better life through a range of products, including: Saflex® polyvinyl butyral interlayers for glass lamination and for photovoltaic module encapsulation and VISTASOLAR® ethylene vinyl acetate films for photovoltaic module encapsulation;  LLumar®, Vista™, EnerLogic®, FormulaOne®, Gila®, V-KOOL®, Hüper Optik®, IQue™, Sun-X™ and Nanolux™ aftermarket performance films for automotive and architectural applications; XIR® and Heat Mirror® performance films that are incorporated into aftermarket window films, laminated glass products and suspended insulated glass units for use in automotive and architectural applications.  Flexvue™ advanced film component solutions for solar and electronic technologies; and technical specialties products including Crystex® insoluble sulfur, Santoflex® PPD antidegradants, Therminol® heat transfer fluids and Skydrol® aviation hydraulic fluids. Solutia’s businesses are world leaders in each of their market segments. With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 3,400 employees in more than 50 worldwide locations. More information is available at www.Solutia.com.

Source: Solutia Inc.
St. Louis
12/1/2011